UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
September 15, 2006
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     This Item 1.01 incorporates by reference the disclosures in Item 2.01 of this Current Report concerning the amendment on September 15, 2006 of the Asset Purchase Agreement dated as of July 9, 2006 among Cash America International, Inc. (the “Company”), The Check Giant, LLC, a Delaware limited liability company d/b/a “CashNetUSA” (“TCG”), TCG’s subsidiaries and the members of TCG.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 15, 2006 Cash America International, Inc. (the “Company”) completed its previously announced acquisition of substantially all the assets of The Check Giant, LLC, a Delaware limited liability company d/b/a “CashNetUSA” (“TCG”) and its subsidiaries, pursuant to the Asset Purchase Agreement dated as of July 9, 2006 (the “Purchase Agreement”) and as amended on September 15, 2006 (the “Amendment”) among the Company, TCG, TCG’s subsidiaries and the members of TCG. As of the closing of the acquisition, TCG offered short-term cash advances to residents of 27 states exclusively over the Internet under the name “CashNetUSA”.
     The Company paid approximately $35 million in cash at closing and may pay up to five supplemental earnout payments during the two-year period after the closing.
     In connection with the closing of the acquisition on September 15, 2006, the Purchase Agreement was amended to provide that the Company would acquire three of TCG’s subsidiaries in lieu of such subsidiaries’ assets.
     This description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 10, 2006 and incorporated by reference into this Item 2.01, and by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The approximately $35 million initial purchase price of the Company’s acquisition of substantially all the assets of The Check Giant, LLC and its subsidiaries was funded by borrowings under the $250 million First Amended and Restated Agreement dated February 24, 2005 among the Company, certain lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent. Following the acquisition, the approximate outstanding balance under the facility was $145 million.
Item 7.01. Regulation FD Disclosure.
     The full text of the press release dated September 18, 2006, which announced the completion of the acquisition described in Item 2.01 and announced revised earnings guidance for the remainder of 2006 and initiated such guidance for 2007, is being furnished as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
2.1	Amendment Number One dated September 15, 2006 to the Asset Purchase Agreement dated July 9, 2006 by and among Cash America International, Inc, The Check Giant, LLC, the Subsidiaries of The Check Giant, LLC and the Members of The Check Giant, LLC.
99.1	Copy of press release dated September 18, 2006, issued by Cash America International, Inc. (furnished pursuant to the disclosures included under Item 7.01 of this current report on Form 8-K).

Statement Regarding Forward Looking Information
     This report contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules. The Company intends that all forward-looking statements be subject to the safe harbors created by these laws and rules. When used in this current report, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The statements in this report that are not historical facts, including, but not limited to, statements related to the completion of the transactions described in this report, are based on current expectations. Actual results may differ materially from those expressed in the forward-looking statements, and such statements should not be regarded as a representation by the Company or any other person that the results expressed in the statements will be achieved. Among the factors that could cause the results to differ include, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the ability to successfully integrate newly acquired businesses into the Company’s existing operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the Company’s control, and the Company cannot predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: September 20, 2006	By:	/s/ J. Curtis Linscott

J. Curtis Linscott, Executive Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment Number One dated September 15, 2006 to the Asset Purchase Agreement dated July 9, 2006 by and among Cash America International, Inc, The Check Giant, LLC, the Subsidiaries of The Check Giant, LLC and the Members of The Check Giant, LLC.

99.1	Press release dated September 18, 2006, issued by Cash America International, Inc.